Exhibit 99.2

IMPLANT SCIENCES CORPORATION

UPDATE CONFERENCE CALL SCRIPT

January 16, 2013

CFO – Roger Deschenes

Thank you. I'd like to welcome everyone to Implant Sciences'  Update Conference Call.  On the call this afternoon are Glenn Bolduc, President and Chief Executive Officer and Bill McGann, Chief Operating Officer. During this afternoon’s call, we may make forward-looking statements concerning upcoming events and our expectations regarding the Company's financial performance.  Each time we do, we will try to identify these statements with words such as “expect,” “believe,” “anticipate” or other words that indicate potential events.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements.  Please consider the risk factors contained in the press releases issued on January 16, 2013 and stated during this conference call, as well as the risk factors and uncertainties described in our latest Annual Report on Form 10-K for the fiscal year ended June 30, 2012 which is on file with the Securities and Exchange Commission.

A replay of the conference call will be available for a limited time by dialing 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering the pass code 64281079.  Any forward-looking statements we make today are based on assumptions which we believe to be reasonable as of today, January 16, 2013.  We undertake no obligation to update these statements as a result of future events.  Finally, this conference call is the property of Implant Sciences Corporation and any recording, reproduction or rebroadcast of this conference call without the expressed written consent of Implant Sciences Corporation is prohibited.

Following our prepared remarks, we will open the call up for questions from the participants on this call.

I’ll now turn to call over to Glenn.

Glenn Bolduc - Implant Sciences Corp. – President and Chief Executive Officer

Thank you, Roger.  I would also like to thank all of our participants for joining our call today. The entire Implant Sciences’ executive team is with me in the room, and will be available to answer questions after I complete my prepared remarks.

Several years ago, a small Massachusetts company with extensive experience in advanced ion technologies decided to try something new: build a superior explosives trace detection device.  The Company’s background was in medical products and semiconductor manufacturing, so they came at the problem a little differently than the existing trace detector manufacturers.  Rather than adapting an existing scientific instrument to counter terror operations, they used their knowledge to design an effective and efficient security tool.  In place of the radioactive materials commonly used in these systems, they invented and patented a non-radioactive ion source.  Instead of relying on the manual calibration procedures common to laboratory systems, they developed a fully automatic calibration system that requires no human interaction or intervention.

Today, we are all very proud to be associated with that small company, Implant Sciences and I am privileged to serve as Chairman and CEO of the Company.

When we brought our new product to market in the mid 2000’s, it quickly became apparent that we had something special.  Able to detect a wide variety of military, commercial and homemade explosives, the Quantum Sniffer set new benchmarks in ease of use and cost of deployment.  While other systems might take minutes, or longer, to reset after detecting explosives, also known as “clear down” in the industry, the Implant Sciences’ design did it in seconds.  In an industry where expensive maintenance supplies and complex maintenance procedures were common, the Quantum Sniffer had virtually none.  When environmental conditions such as dust might prove challenging for laboratory equipment based designs, the new Implant Sciences’ security tool just kept running.

Security products rapidly grew to be the largest segment of Implant Sciences’ business, and management along with the board of directors decided to focus entirely on this new market.  That transition was completed in December, 2008.  Armed with a vision and belief in our technology and a dedicated team of top notch individuals, we set out to establish Implant Sciences as the true innovator in explosives trace detection.  In addition to divesting our non-

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security businesses, we augmented our technical team and set a goal of achieving approval from one of the most important agencies that oversees the security business, the Transportation Security Administration.

We are very pleased and proud to announce to you today that we have achieved this goal.  Our Quantum Sniffer QS-B220 has just been approved by TSA, and will be included on the next published edition of the Air Cargo Screening Technology List.  This list identifies equipment that can be used by air carriers, indirect air carriers, independent cargo screening facilities and shippers in the TSA’s Certified Cargo Screening Program to screen domestic and outbound (of the United States) air cargo. With this approval, we are only the third trace detection manufacturer, and the only American owned company, to have passed TSA’s ETD certification testing.  As the first ETD product approved since 2010, the QS-B220 also stands as the only system to have successfully completed the most current explosives trace detection testing protocol.

We are proud to be the next generation product with critical and key differentiators including:

1.)

A detection system that contains no radioactive materials and emits no ionizing radiation

2.)

An automated, self-calibration process that does not require any human intervention

3.)

The fastest “clear-down” time in the industry

4.)

The lowest “total cost of ownership” for similar products in the industry, and finally

5.)

An Explosives Trace Detection product designed, manufactured and sold by an American small business

This is, by far, the most challenging certification our company has achieved in its entire history.  To think, we are just the third company in the combined 40 year history of FAA and TSA to achieve such a distinction in the explosives trace detection business community is a remarkable feat.  It validates all of the hard work of our employees, and we would like extend our congratulations to each and every one of them.  We would also like to thank our investors, especially our senior secured lender, DMRJ Group, for their continuing support and encouragement.  We would not have been able to put this talented team in place without their support.

Our product development and maturation were greatly aided through beta tests conducted at a number of sites around the world.  We would like to thank the air cargo facilities and passenger checkpoints in the United States, Brazil, Mexico, and China that helped us prove our new product under actual field conditions. What we learned in these tests contributed directly to making a better explosives and narcotics trace detector, as did feedback received from regulatory officials in Europe, Asia, and North America.

We would like to extend heartfelt thanks and appreciation to the Transportation Security Laboratory for the opportunity to be the initial participant in their new Technology Optimization Partnership, or TOP, process.  We have no hesitation in saying that TOP works, and the services and support rendered to us under our Cooperative Research and Development Agreement were invaluable in preparing the QS-B220 for certification testing.  This process is a great example of how to build a win-win public-private partnership, and they should be congratulated on its success. We would especially like to thank Susan Hallowell, Shelly Brunk, and Jason Stairs, for their insight and thought provoking discussion.

Over the years we visited with and have been visited by many elected officials including Senator Kelly Ayotte, Senator Scott Brown, Senator John Kerry, Congressman Charlie Bass, Congressman Peter King, Congressman Bennie Thompson, and Congressman John Tierney in our own district that includes Wilmington, Massachusetts.  We deeply appreciate and value the support and advice they have given us through this process, and are thankful for the time they have generously shared with us over the last few years.

I would also like to thank our Board of Directors, Robert Liscouski, Howard Safir, Michael Turmelle and Jack Keating, with a special thank you to Joe Levangie a valued board member who passed away last year.  These individuals have provided the Company, as well as me personally, with invaluable advice and support throughout this process.

Achieving TSA certification for our Quantum Sniffer QS-B220 is a critical milestone.  We have succeeded in delivering the first of the next generation of explosives trace detection systems, established our credentials as trace detection experts, and served notice that Implant Sciences is a credible player in the competitive global explosive trace detection industry.

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However, using the words that our COO, Dr.  Bill McGann often likes to borrow from Winston Churchill, “this is not the beginning of the end, but rather the end of the beginning.” We believe the only way to stay ahead of the terrorist threat is to innovate.

Our vision for the future deploys our intellectual property in multiple platforms to improve security and improve the passenger experience with products that are safer for the people using them and the environment.  We are developing new fundamental detection technologies that will further improve sensitivity and reduce false alarm rates, and new sampling methodologies to extend explosives detection to a wider range of applications and environments.  However, improving security means more to us than just improving the effectiveness of our equipment.  We want to make it easier for security professionals to do their job.  We want to shorten the waiting lines and lower the cost, and we want to make it possible to provide security with dignity.

TSA approval of the first truly new explosives trace detector to come on the scene in many years opens new doors and new markets for Implant Sciences. We believe this new product and these new opportunities will galvanize our sales strategy to expand Implant Sciences’ product footprint around the world.

We are proud to design and manufacture all our systems in the United States, and consider our commitment to continue doing so one of our core values.  We are currently responsible for over 70 Massachusetts jobs, more than half of these created in just the last two years.  It is our hope and belief that this approval will allow us to put even more Americans to work.

If you have been following our press releases, you know that we have been preparing for this day.  In the last few months we have significantly strengthened our sales, manufacturing, engineering, quality, and service organizations.  We have engaged the security industry through exhibitions and trade associations, and we continue to grow our distribution channel.  We believe that we have built a solid foundation for future success, and we’re ready to go get it.

Thank you for your time and support and please join us in celebrating this important achievement for the Company.

Let me stop here and we take your questions.

If anyone has any questions not addressed today, please feel free to contact me, and I'll do my best to get back to you promptly.  For those of you interested in setting up one-on-one meetings at times when we are in your area, or if you are in our area, simply contact the Company, and we will make arrangements to meet whenever possible. Thank you for participating in today’s conference call and for your continued support of Implant Sciences.

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